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                                   EXHIBIT 99

                               AUTHORIZATION CARD


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Dividend Reinvestment Plan
Authorization Form

UNION FINANCIAL BANCSHARES, INC.

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203 West Main Street
Union, South Carolina  29379



Please sign the authorization located on the reverse side of this form and complete the information below only if it has changed.

Name 1


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Name 2


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Street Address


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City/State/Zip Code


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Home Telephone Number


(   )
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Business Telephone Number


(   )
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NOTE:  THIS IS NOT A PROXY

Completion and return of this Authorization Form authorizes your enrollment in the Union Financial Bancshares, Inc. Dividend Reinvestment Plan. Do not return this form unless you wish to participate in the Plan.

If you sign and return this form, you authorize the purchase of additional shares of common stock with the cash dividends on all shares of common stock currently or subsequently registered in your name, as well as on the shares of common stock credited to your Plan account.

Please return this  Authorization  Form to: Registrar and Transfer  Company,  10
Commerce  Drive,   Cranford,  New  Jersey  07016,  Attn:  Dividend  Reinvestment
Department.

If you wish to reinvest dividends on your common stock, check the following:

[  ]   FULL COMMON STOCK DIVIDEND REINVESTMENT.
Sign here exactly as name(s) appear on stock certificate(s). If shares are held jointly, all holders must sign.

Stockholder X              Date      Stockholder X              Date
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